Greenlane and KushCo Announce Transformative Merger, Creating the Leading Ancillary Cannabis Company and House of Brands

The Transaction will Bring Together Two of the Pioneering Cannabis Ancillary Product and Services Companies, with a Combined 25 Plus Years of Operating History

Enhanced Scale with Over $250 Million of Projected Pro Forma 2020 Revenue and Improved Operating Leverage to Drive ~$15- $20 Million in Expected Cost-Saving Synergies and Increased Profitability

Robust and Innovative Offerings Including Proprietary Owned Brands and Exclusive Third-Party Products

Highly Complementary Portfolio of Products and Services Provides Potential for Cross-Selling Opportunities and Rapid Growth in Fast-Paced Industry

Greenlane and KushCo to Host a Joint Conference Call and Webcast today at 8:45 a.m. Eastern Time

BOCA RATON, Fla. and CYPRESS, Ca., March 31, 2021 – Greenlane Holdings, Inc. (“Greenlane”) (NASDAQ: GNLN) and KushCo Holdings, Inc. (''KushCo'') (OTCQX: KSHB) today announced that they have entered into a definitive merger agreement (the “Merger Agreement”), pursuant to which KushCo will become a wholly owned subsidiary of Greenlane (the “Transaction”).

Proposed Transaction

Under the terms of the Merger Agreement, KushCo’s stockholders will receive approximately 0.2546 shares of Greenlane Class A common stock for each share of KushCo common stock (the “Base Exchange Ratio”), subject to adjustment as described below. The Base Exchange Ratio is expected to result in KushCo stockholders owning approximately 49.9% of the combined company’s common stock and Greenlane stockholders owning approximately 50.1% of the combined company’s common stock. The Base Exchange Ratio represents a 6.3% premium to KushCo’s 20-day volume weighted average closing price ending on March 30, 2021.

The Merger Agreement permits Greenlane to continue to pursue opportunistic and strategic priorities prior to the closing of the Transaction, including engaging in certain contemplated acquisitions and capital raising transactions. If Greenlane issues additional securities prior to the closing of the Transaction in connection with any acquisitions or capital raising transactions, the Exchange Ratio will be adjusted such that Greenlane’s existing stockholders maintain an aggregate interest of at least 50.1%, and not more than 51.9%, in the combined company.

Existing Greenlane stockholders will continue to hold their existing shares of Greenlane common stock; however, in connection with the Transaction, shares of Greenlane Class C common stock will be converted into shares of Greenlane Class B common stock on a 3-to-1 basis. Thereafter, there will be no shares of Greenlane Class C common stock authorized or outstanding, which will have the effect of retiring the enhanced voting rights of Greenlane’s majority stockholder.

The Transaction is intended to be tax free to KushCo, Greenlane and their respective shareholders for United States federal income tax purposes.

The Transaction has been unanimously approved by the boards of directors for both Greenlane and KushCo, and a special independent committee consisting entirely of Greenlane’s independent and disinterested directors (the “Special Committee”), which was appointed by the Greenlane board of directors. The boards of directors of Greenlane and KushCo have unanimously recommended that stockholders approve the Transaction.

Strategic Rationale and Financial Benefits

•Establishes the leading ancillary cannabis company delivering more value to customers across the supply chain: The combined company will serve a premier group of customers, which includes many of the leading multi-state-operators and licensed producers, the majority of the top smoke shops in the United States, and millions of consumers.

•Optimized platform with significant potential synergies: The Transaction is expected to generate approximately $15 million to 20 million of annual run-rate cost synergies within 24 months from the closing of the Transaction. These synergies are expected to result from the economies of scale that will be realized following the Transaction, an optimized nationwide distribution network, and reduced operating expenses.

•Strengthens best-in-class proprietary owned brands and exclusive third-party brand offerings: As the leading supplier of premier consumer brands and products, the combined company will have a diversified and highly complementary customer product offering, including: consumption devices, vaporizers and accessories; supplies and child-resistant packaging; papers and wraps; and complementary solvents and natural products. In addition, the combined company will offer curated proprietary owned brands, including packaging innovator Pollen Gear™, VIBES™ rolling papers, Marley Natural™ Accessories; K.Haring Glass Collection, Aerospaced grinders, Eyce specialty silicone smoking products, and Higher Standards, which offers both an upscale product line as well as an innovative retail experience with flagship stores located in Chelsea Market, New York and Malibu, California. The combined company will also have third-party brand partnerships with a sizable portion of the industry’s leading consumer brands. The combined company’s product and service offerings are expected to deliver more value and greater choice to customers around the world.

•Potential for robust organic growth through cross-selling opportunities: The combined company will have the wide-ranging breadth of products and services needed to support the entire global cannabis industry. Greenlane’s and KushCo’s highly diverse complementary customer bases create strong opportunities for organic growth and are expected to deliver significant customer value through the introduction of Greenlane’s owned brand products and exclusive third-party brands to KushCo customers, including top multi-state operators and licensed producers. Additionally, the C-CELL suite of products, currently sold exclusively by KushCo and other distributors in the United States, will become available to Greenlane’s large B2B and B2C customer base.

•Unique ability to drive industry innovation and premier product design and development: As pioneers in the industry, both companies have established successful track records of furthering product innovation and partnering with trailblazing brands through all stages of the product lifecycle. With over 200 articles of Intellectual Property, the combined company will cultivate a strong innovation pipeline across a broad category of product offerings and will be supported by an industry -leading and experienced product development and design team. As the industry evolves, the combined company will continue to leverage the deep relationships both companies have collectively developed with customers to enhance value for them as they grow, and ultimately provide the robust and innovative product lines their consumers are seeking.

•Enhanced financial position and capital markets profile: The combined company is expected to have pro forma revenue of over $250 million for the year ended December 31, 2020, and a pro forma market capitalization in excess of $350 million based on the respective share prices of Greenlane and KushCo as of market close on March 30, 2021. Following completion of the Transaction, the combined company is expected to generate pro forma revenue of between $310 million and $330 million for the year ended December 31, 2021 and will have a strong platform for accelerated organic growth that should be well-positioned to capitalize on attractive market opportunities as the industry continues to grow and evolve.

•Experienced industry leaders: The Transaction will bring together two of the pioneering cannabis ancillary product and services companies, with a combined 25 plus years of operating history. The expected post-Transaction management team has a combined several decades of proven growth strategy execution as well as significant CPG tenure to establish one of the most experienced teams in the ancillary cannabis industry. With this industry expertise, the management team intends to focus on driving stockholder value by executing on profitable growth opportunities and realizing the significant potential cost synergies.

Upon completion of the Transaction, KushCo’s Co-Founder, current Chairman and Chief Executive Officer, Nick Kovacevich, will lead the combined company as Chief Executive Officer, and an Independent Chairman of the Board will be appointed at a later date. Greenlane’s Bill Mote will serve as Chief Financial Officer, with Greenlane Co-founder Aaron LoCascio serving as President and Greenlane Co-founder Adam Schoenfeld serving as Chief Strategy Officer. The board of directors of the combined company will consist of seven members, four of whom are current Greenlane directors, including Aaron LoCascio, and Adam Schoenfeld, three of whom are current KushCo directors, including Nick Kovacevich. Greenlane and KushCo are confident that the leadership team and proposed board of directors of the combined company will provide a strong foundation for the combined company to accelerate growth and profitability. Additional senior leadership positions at the combined company will be named at a later date. The combined company will be headquartered in Boca Raton, Florida with a significant footprint in Southern California.

Management Commentary

“This transformative transaction is expected to create a broad and complementary platform that we expect to deliver substantial synergies at an important inflection point in the cannabis industry,” said Aaron LoCascio, Chief Executive Officer and Co-Founder of Greenlane. “As an industry leader, the combined company will be well positioned to grow profitability and maximize value for all stockholders while also providing enhanced product offerings and expanded ancillary services to our valued customer bases. We are thrilled to be working with the talented and experienced KushCo team, and together we will continue to drive innovation and excellence in the space. Since Greenlane’s founding in 2005, we have been at the forefront of the cannabis industry, and today we take the next step in our continued evolution.”

“We’re excited to create a leading, innovative supplier of cannabis ancillary products serving the most valuable segments of the supply chain,” said Nick Kovacevich, KushCo’s Co-founder, Chairman, and Chief Executive Officer. “For more than 10 years, KushCo has proudly pioneered this industry, creating substantial value for our customers, employees, partners, and stockholders. Now, we have reached a critical time in our industry where the leading operators are increasingly looking to partner with companies in the ancillary space who can reliably support their rapid expansion for years to come. We greatly admire the product portfolio that the Greenlane team has built, and we are excited to work with them to cross-sell to our complementary customer bases and execute on the attractive growth opportunities ahead.”

Additional Transaction Details

The completion of the Transaction is subject to applicable regulatory approvals, including by Nasdaq, in addition to certain customary closing conditions, as well as approval by holders of a majority of the shares held by the existing Greenlane stockholders, other than Jacoby & Co. LLC and its affiliates and the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of

Greenlane, at a special meeting of stockholders expected to take place in the late second quarter or early third quarter of 2021. The Transaction is also subject to approval by a majority of KushCo shareholders.

The majority stockholder of Greenlane, which is an affiliate of two directors of Greenlane, has entered into a support agreement with Greenlane and KushCo, pursuant to which it has agreed to support and vote 100% of its voting power in favor of certain actions required to consummate the Transaction.

Certain directors and stockholders of KushCo, which collectively own approximately 12.5% of the shares of KushCo’s common stock, have entered into support agreements with Greenlane, pursuant to which they have agreed to support and vote in favor of the Transaction.

Management of Greenlane and KushCo expects the Transaction to close in the late second quarter or early third quarter of 2021, subject to the satisfaction or waiver of all conditions in the agreement, including the receipt of all necessary approvals.

Advisors

Canaccord Genuity Corp. is acting as financial advisor to the Special Committee of Greenlane’s board of directors. Potter Anderson & Corroon LLP is acting as legal counsel to the Special Committee. Cowen is acting as financial advisor to Greenlane, and Morrison & Foerster LLP is acting as its legal counsel. Jefferies LLC is acting as exclusive financial advisor to KushCo and Reed Smith LLP is acting as its legal counsel.

Conference Call

Greenlane and KushCo will jointly discuss the Transaction, followed by a question-and-answer session during Greenlane’s scheduled fourth quarter and year-end 2020 results conference call and webcast, to be held today March 31st at 8:30 a.m. ET. The discussion and presentation regarding the Transaction will begin at approximately 8:45 a.m. ET following the brief earnings report.

The conference call will be webcast with an accompanying slide deck, which can be accessed by visiting either Greenlane’s or KushCo’s Investor Relations website. All interested parties are invited to listen to the live conference call and presentation by dialing the number below or by clicking the webcast link.

DATE:	Wednesday, March 31st, 2021
TIME:	8:45 a.m. Eastern Time
WEBCAST:	https://edge.media-server.com/mmc/p/ptkadao5
DIAL-IN NUMBER:	(833) 519-1285
CONFERENCE ID:	1881585
REPLAY:	(855) 859-2056 or (404) 537-3406 Available until 11:30 p.m. Eastern Time on April 14th, 2021

A webcast replay of the call will be available on both companies’ Investor Relations websites.

About KushCo Holdings, Inc.
KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is a premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo’s subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base, which consists of leading multi-state-operators (MSOs), licensed producers (LPs), and brands.

Founded in 2010, KushCo has now sold more than 1 billion units to growers, brand owners, processors and producers across North America, South America, and Europe, specializing in child-resistant compatible and fully customizable packaging, exclusive vape hardware and technology, and complementary solvents and natural products.

As a pioneer in the industry, KushCo continues to work to create a positive impact on the environment, society, and community through CSR and ESG initiatives, such as: offering sustainable and compostable packaging; donating PPE supplies to healthcare workers on the frontline fighting the COVID-19 pandemic; partnering with organizations such as Mission Green to offer social equity programs for industry inclusion; being one of the first in the industry to award paid time-off for all employees on November 3, 2020 (“Election Day”); and working to incorporate industry-leading corporate governance practices and a more diverse board makeup.

For more information on KushCo’s commitment to CSR and ESG initiatives, please visit the Company’s #KushCares page at www.kushco.com/kushcares.

KushCo has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. For more information, visit www.kushco.com or call (888) 920-5874.

About Greenlane Holdings, Inc.

Greenlane Holdings, Inc. (NASDAQ: GNLN) is a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products to smoke shops, dispensaries, and specialty retail stores, as well as direct to consumer through its online e-commerce platform, vapor.com. Founded in 2005, Greenlane serves more than 8,000 retail locations and has over 250 employees with operations in United States, Canada, and Europe. With a strong global footprint, Greenlane has been the partner of choice for many of the industry’s leading brands, who chose to leverage its strong distribution platform, unparalleled customer service, and highly efficient operations and logistics to accelerate their growth. Greenlane’s curated portfolio of owned brands includes EYCE, packaging innovator Pollen Gear™, VIBES™ rolling papers, Marley Natural™ Accessories; K.Haring Glass Collection, Aerospaced grinders, and Higher Standards which offers both an upscale product line as well as an innovative retail experiences with flagship stores located in Chelsea Market, New York and Malibu, California.

For additional information, please visit: https://gnln.com/.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which Greenlane and KushCo operate, management’s beliefs, assumptions made by management and the transactions described in this communication. While the Greenlane’s and KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummation the Transaction due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the Transaction; (4) risks that the proposed Transaction disrupts current plans and operations of Greenlane and/or KushCo; (5) the ability to recognize the anticipated benefits of the Transaction; and (6) the amount of the costs, fees, expenses and charges related to the Transaction; and the other risks and important factors contained and identified in Greenlane’s and KushCo’s filings with the SEC, such as their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the Transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Neither Greenlane nor KushCo is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither Greenlane nor KushCo intends to do so.

Important Information for Investors and Stockholders

In connection with the proposed Transaction, Greenlane expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders when it becomes available. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed Transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Greenlane and KushCo with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.gnln.com and www.kushco.com.

Participants in Solicitation

Greenlane, KushCo and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Greenlane Investor Contact:
Rob Kelly
Investor Relations, MATTIO Communications
Greenlane@mattio.com
1-416-992-4539

Greenlane Media Contact:
MATTIO Communications

Greenlane@mattio.com

KushCo Holdings Investor Contact:
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@kushco.com

KushCo Holdings Media Contact:
Caldwell Strategic Consulting
Gianno Caldwell
Gianno@caldsconsulting.com
773-593-6323